SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 1


                                 Royce Value Trust, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                Maryland                                          13-3356097
--------------------------------------------------------------------------------
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification No.)

      1414 Avenue of the Americas
         New York, New York                                         10019
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)




     If this Form relates to the              If this Form  relates to the
     registration of a class of debt          registration of a class of debt
     securities and is effective upon         securities and is to become
     filing pursuant to General               effective simultaneously with
     the Instruction A(c)(1) please check     effectiveness  of  a  concurrent
     the following  box.  /_/                 registration  statement under the
                                              Securities  Act of 1933  pursuant
                                              to  General  Instruction  A(c)(2)
                                              please check the following box.
                                              /_/


        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered
        -------------------                     ------------------------------
        7.30% Tax-Advantaged                    New York Stock Exchange
        Cumulative Preferred Stock



     Securities to be registered pursuant to Section 12(g) of the Act:

                  None.

Item 1.  Description of Registrant's Securities to be Registered.

     The section captioned "Description of Cumulative Preferred Stock" in the Registrant's form of Preliminary Prospectus filed as a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (No. 333-51295), filed with the Securities and Exchange Commission (the "Commission") on April 29, 1998, is incorporated herein by reference.

Item 2.  Exhibits.

         The following exhibits have been filed with the Commission:

          (1)  Form of Certificate for Common Stock.(a)

          (2) Portions of the Articles of Incorporation, as amended, of the Registrant defining the rights of holders of Common Stock.(b)

          (3) Form of Certificate for 7.30% Tax-Advantaged Cumulative Preferred Stock (the "Cumulative Preferred Stock").(c)

          (4) Portions of the form of Articles Supplementary defining the rights of holders of Cumulative Preferred Stock.(c)

----------
(a)       Incorporated   by   reference   to  Exhibit  4  to  the   Registrant's
          Registration Statement on Form N-2 (File No. 811-4875) filed with the Commission on October 15, 1986.

(b) Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-9514) filed with the Commission on October 15, 1986, Exhibit 77Q(a) to the Registrant's Semi-Annual Report on Form N-SAR for the six-months ended June 30,
          1988, and Exhibit (1)(C) to Amendment No. 4 to the Registrant's Registration Statement on Form N-2 (File No. 33-29748) filed with the Commission on August 14, 1989.

(c)       Incorporated   by  reference  to  Exhibit  (d)  to  the   Registrant's
          Registration Statement on Form N-2 (File No. 333-51295) filed with the Commission on April 29, 1998.




                                        SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              ROYCE VALUE TRUST, INC.

Date: May 26, 1998                            By:   /s/ John E. Denneen
                                                        Secretary